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                                                                     EXHIBIT 4

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6-7-96 JB                                                                                                              AL H 44400
             COMMON STOCK                                                                              COMMON STOCK

        INCORPORATED UNDER THE LAWS                                                                   PAR VALUE $0.01
         OF THE STATE OF MICHIGAN                    [HORIZON GROUP INC., LOGO]                                           SHARES
  NUMBER
H           THIS CERTIFICATE IS TRANSFERABLE                                                     SEE REVERSE FOR RESTRICTIVE
                IN THE CITY OF CHICAGO                                                        LEGEND AND CERTAIN DEFINITIONS
             OR IN THE CITY OF NEW YORK
                                                                                                       CUSIP 44041X 10 6


                                                        HORIZON GROUP, INC.



                  This Certifies that







                  is the owner of




                                    FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

                Horizon Group, Inc., transferable on the books of the Corporation by the holder in person or by attorney upon surrender of this Certificate properly endorsed.
                        This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
                        Witness the facsimile seal of the Corporation and the facsimile signatures of its authorized officers.


                        Dated:


                Countersigned and Registered:                                                   Chairman of the Board and President
                   FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                  Transfer Agent and Registrar,

                   By                                   HORIZON GROUP, INC.
                                                             CORPORATE
                                                               SEAL
                                                               1984
                                                             MICHIGAN


                                        Authorized Signature                                                            Secretary

AMERICAN BANK NOTE COMPANY
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                              HORIZON GROUP, INC.

     The shares of the Common Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own shares of Equity Stock in excess of 7.0% (or such greater percentage as may be determine by the Board of Directors of the Corporation) of the value of the outstanding Equity Stock of the Corporation unless such Person is an Existing Holder; or (2) Transfer shares of Equity Stock if such Transfer would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Transfer shares of Equity Stock in violation of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each shareholder who so requests. If the restrictions on ownership and transfer are violated with respect to the shares of Equity Stock represented hereby, the shares of Equity Stock represented hereby will automatically be exchanged for shares of Excess Stock and will be held in trust by the Corporation.

     The Corporation will furnish to any shareholder, upon request and without charge, a full statement (a) of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, so far as the same have been prescribed, and (b) or the authority of the Board of Directors to designate and prescribe the relative rights, preferences and limitations of any series.

                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- ___________ CUSTODIAN ___________
TEN ENT -- as tenants by the entireties                                (Cust)                (Minor)
JT TEN  -- as joint tenants with right                               under Uniform Gifts to Minors
           of survivorship and not as tenants                        Act ____________________
           in common                                                            (State)

               Additional abbreviations may also be used though not in the above list.

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   For value received, _____________________ hereby sell, assign and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE
           _______________________


   _____________________________________________________________________________
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

   _____________________________________________________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________

   ______________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

   ___________________________________________________________________ Attorney

   to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

   Dated ______________


                   (Sign here) _______________________________________________
                               Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

___________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.